                                                                    ATTACHMENT C








               Consent of Independent Certified Public Accountants



Board of Directors
The Travelers Life and Annuity Company



We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/KPMG LLP
Hartford, Connecticut
April 25, 2000